Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

BLACKROCK PRIVATE INVESTMENTS FUND

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	–	–	–	–	–	–	–	–	–	–	–	–

Fees Previously Paid	–	–	–	–	–	–	–	–	–	–	–	–

Carry Forward Securities

Carry Forward Securities	Equity	Common Shares of Beneficial Interest, $0.001 par value	415(a)(6)	–	–	$340,831,452	–	–	N-2	333-239575	February 10, 2021	$37,198.82(1)

Total Offering Amounts						$340,831,452		$37,198.82

Total Fees Previously Paid								$37,198.82

Total Fee Offsets

Net Fee Due								$0
(1)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is carrying forward to this Registration Statement the $340,831,452 aggregate offering price of unsold shares of beneficial interest that the Registrant previously registered for sale pursuant to a registration statement on Form N-2 (File No. 333-239575), which was initially filed by the Registrant with the Securities and Exchange Commission on June 30, 2020 (the “Prior Registration Statement”). Filing fees have been previously paid in connection with these unsold shares of beneficial interest. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid with respect to such unsold shares of beneficial interest will continue to be applied to such unsold shares of beneficial interest. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold shares of beneficial interest under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.